Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference, registration number 333-141453, in Form S-1 filed with the Securities and Exchange Commission of our Independent Auditors’ Report dated January 27, 2007, regarding the statement of financial condition of Spectrum Bank as of December 31, 2006, the related statements of income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2006.

We hereby consent to the incorporation by reference, registration number 333-141453, in Form S-1 filed with the Securities and Exchange Commission of our Independent Auditors’ Report dated May 24, 2007, regarding the statement of financial condition of Professional Business Bank as of December 31, 2006, the related statements of income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2006.

/s/ Vavrinek, Trine, Day & Co., LLP
Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
September 12, 2008